UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2011

Martin Marietta Materials, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2710 Wycliff Road

Raleigh, NC 27607

(Address of principal executive offices, including zip code)

(919) 781-4550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Martin Marietta Materials, Inc. (the “Company”) has previously entered into an Employee Protection Agreement (the “EPA”) with each of Mr. C. Howard Nye, Ms. Anne H. Lloyd, Mr. Bruce A. Vaio, Ms. Roselyn R. Bar and two other employees (each, an “Employee”) pursuant to which each Employee would receive certain payments and benefits upon certain terminations of employment following a “change of control” (as defined in the EPA). The Company also maintains the Martin Marietta Amended and Restated Supplemental Excess Retirement Plan (the “SERP”) in which each Employee participates and pursuant to which such Employee would receive an enhanced benefit upon certain terminations of employment following a “change of control” (as defined in the SERP). Pursuant to the EPA and the SERP, the Employee would be entitled to receive the payments and benefits described above in the case of, among other circumstances, a termination of employment by the Employee for any reason during the thirty-day period following the second anniversary of a “change of control”.

On December 15, 2011, the Company entered into a letter agreement with each Employee pursuant to which each Employee agreed to waive his or her right to receive any compensation or benefits to which the Employee would be entitled under the EPA, and any enhanced change of control benefits under the SERP, if the Employee terminates his or her employment without Good Reason (as defined in the EPA) during the thirty-day period following the second anniversary of the consummation of the proposed transaction (including as such proposed transaction may be modified) to combine the Company with Vulcan Materials Company, as described in the Company’s Registration Statement on Form S-4 filed by the Company on December 12, 2011.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the form of letter agreement, filed as Exhibit 10.1 hereto, and which is incorporated into this report by reference.

Item 8.01	Other Events

Please see the information set forth in Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

Exhibit 10.1	Form of Letter Agreement

*****

Important Additional Information

This document relates to the Exchange Offer by Martin Marietta to exchange each issued and outstanding share of common stock of Vulcan for 0.50 shares of Martin Marietta common stock. This document is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Vulcan common stock, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (the “Registration Statement”) (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) filed by Martin Marietta on December 12, 2011 with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents. Investors and security holders are urged to read the Exchange Offer Documents and all other relevant documents that Martin Marietta has filed or may file with the SEC if and when they become available because they contain or will contain important information.

Martin Marietta may file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with the solicitation of proxies (the “Vulcan Meeting Proxy Statement”) for the 2012 annual meeting of Vulcan shareholders (the “Vulcan Meeting”). Martin Marietta may also file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with its solicitation of proxies for a meeting of Martin Marietta shareholders (the “Martin Marietta Meeting”) to approve, among other things, the issuance of shares of Martin Marietta common stock pursuant to the Exchange Offer (the “Martin Marietta Meeting Proxy Statement”). Investors and security holders are urged to read the Vulcan Meeting Proxy Statement and the Martin Marietta Meeting Proxy Statement and other relevant materials if and when they become available because they will contain important information.

All documents referred to above, if filed, will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Morrow & Co., LLC at (877) 757-5404 (banks and brokers may call (800) 662-5200).

Martin Marietta, certain of its directors and officers and the individuals expected to be nominated by Martin Marietta for election to Vulcan’s Board of Directors may be deemed participants in any solicitation of proxies from Vulcan shareholders for the Vulcan Meeting or any adjournment or postponement thereof. Martin Marietta and certain of its directors and officers may be deemed participants in any solicitation of proxies from Martin Marietta shareholders for the Martin Marietta Meeting or any adjournment or postponement thereof. Information about Martin Marietta and Martin Marietta’s directors and officers, including a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy statement for Martin Marietta’s 2011 annual meeting of shareholders, filed with the SEC on April 8, 2011, and the Registration Statement. Information about any other participants, including a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Vulcan Meeting Proxy Statement, the Martin Marietta Meeting Proxy Statement or other relevant solicitation materials that Martin Marietta may file with the SEC in connection the foregoing matters, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011

By:	/s/ Roselyn R. Bar
Name:	Roselyn R. Bar
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Letter Agreement